Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35860 of Crane Co. on Form S-8 of our report dated June 29, 2006 appearing in this Annual Report on Form 11-K of the Crane Co. Union Savings and Investment Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Stamford, Connecticut

June 29, 2006

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